UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2013 (January 16, 2013)

AMERICAN REALTY CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35439	71-1036989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of principal executive offices)

(646) 937-6900
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of American Realty Capital Trust, Inc. (the “Company”) was held on January 16, 2013. Set forth below are the voting results from the special meeting.

Proposal No. 1 — To Approve the Merger of the Company with and into Tau Acquisition LLC (the “Merger Sub”) Pursuant to the Agreement and Plan of Merger, Dated September 6, 2012, Among Realty Income Corporation (“Realty”), Merger Sub and the Company and Other Transactions Contemplated by the Merger Agreement, as Amended

The stockholders approved the merger of the Company with and into Merger Sub, a subsidiary of Realty, with Merger Sub surviving the merger as a subsidiary of Realty, substantially on the terms set forth in the Agreement and Plan of Merger, dated as of September 6, 2012, among Realty, Merger Sub and the Company, as amended.

For	Against	Abstain*

102,760,543	10,823,662	1,003,471

For Proposal No. 1, a quorum was present for the purpose of the vote. The votes in favor of Proposal No. 1 represented approximately 72.3% of all the votes entitled to be cast by Company stockholders.

Proposal No. 2 — To Approve, on a Non-Binding Advisory Basis, the Compensation to be Paid or Become Payable to the Company’s Named Executive Officers in Connection with the Merger

Based upon the percentage of the Company’s total shares cast with respect to Proposal No. 2, the requisite vote was not established at the special meeting.*

Proposal No. 3 — To Adjourn the Special Meeting, if Necessary and Appropriate, to Another Time and Place, to Solicit Additional Proxies in Favor of Proposal No. 1

Based upon the percentage of the Company’s total shares cast with respect to Proposal No. 3, the requisite vote was established at the special meeting.*

For	Against	Abstain*

96,472,240	16,640,404	1,475,032

* No broker non-votes arose in connection with Proposal 1, Proposal 2 or Proposal 3.

No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

January 22, 2013	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and President